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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Pegasus Systems, Inc. to the reference to us under the heading of "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Belew Averitt LLP has not prepared or certified such "Selected Consolidated Financial Data."



Belew Averitt LLP

Dallas, Texas
May 3, 1999